Exhibit 4.2

EXECUTION VERSION

REAFFIRMATION AGREEMENT dated as of August 28, 2019 (this “Agreement”), among NCR CORPORATION, a Maryland corporation (the “Company”), NCR LIMITED, a private limited company incorporated in England and Wales (“Limited”), NCR GLOBAL SOLUTIONS LIMITED, a limited liability company incorporated in Ireland (“Global Solutions”), NCR NEDERLAND B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Nederland”, and, together with Limited and Global Solutions, the “Foreign Borrowers”), NCR International, Inc., a Delaware corporation (the “Guarantor”; together with the Company, the “Grantors”; and, together with the Company and the Foreign Borrowers, the “Reaffirmation Parties”) and JPMORGAN CHASE BANK, N.A., as administrative agent under the Amended and Restated Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”).

WHEREAS:

1.

Pursuant to the Credit Agreement dated as of August 22, 2011, as amended and restated as of July 25, 2013, and as further amended and restated as of March 31, 2016 (the “Existing Credit Agreement”), among the Company, the Foreign Borrowers, the lenders party thereto (the “Lenders”) and the Administrative Agent, the Lenders have made available to the Company and the Foreign Borrowers certain credit facilities.

2.

In connection with the Existing Credit Agreement, each of the Reaffirmation Parties executed and delivered certain Loan Documents in favor of the Administrative Agent pursuant to which it guaranteed certain of the Obligations and granted certain security interests to the Administrative Agent for the benefit of the Secured Parties.

3.

The Company, the Foreign Borrowers, the Lenders, and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement (the “Amendment and Restatement”) by entering into that certain Amended and Restated Credit Agreement dated as of August 28, 2019 (the “Amended and Restated Credit Agreement”).

4.	Section 4.01(g) of the Amended and Restated Credit Agreement requires each of the Reaffirmation Parties to execute and deliver this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.	Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Amended and Restated Credit Agreement.

2.

Each Reaffirmation Party hereby represents and warrants to the Administrative Agent that this Agreement has been duly executed and delivered by such Reaffirmation Party and constitutes a legal, valid and binding obligation of such Reaffirmation Party enforceable against such Reaffirmation Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.

Each of the Reaffirmation Parties acknowledges that such Reaffirmation Party expects to receive substantial direct and indirect benefits from the Amendment and Restatement and the transactions contemplated thereby and irrevocably consents to the terms of the Amended and Restated Credit Agreement.

4.	Each of the Reaffirmation Parties acknowledges, confirms and agrees to the Administrative Agent for the benefit of the Secured Parties that:

(a)

the Loan Documents to which it is a party and any guarantees and indemnities granted by it thereunder continue in full force and effect in accordance with their terms notwithstanding the amendment and restatement of the Existing Credit Agreement by way of the Amended and Restated Credit Agreement;

(b)

all such guarantees and indemnities extend to the indebtedness, liabilities and obligations of each other Loan Party under or in relation to the Amended and Restated Credit Agreement pursuant to the Loan Documents giving rise to such guarantees and indemnities;

(c)

the Loan Documents, including, without limitation, the Guarantee and Collateral Agreement, dated as of August 11, 2011, as amended and restated as of January 6, 2014 and as further amended and restated as of March 31, 2016 (as further amended, restated, supplemented or modified from time to time prior to the date hereof, the “Collateral Agreement”) to which such Reaffirmation Party is a party and any Liens granted by it thereunder continue in full force and effect in accordance with their terms notwithstanding the amendment and restatement of the Existing Credit Agreement by way of the Amended and Restated Credit Agreement;

(d)

the Obligations described in the Loan Documents to which such Reaffirmation Party is a party include all present and future indebtedness, liabilities and obligations of any and every kind, nature, and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) arising under or in relation to the Amended and Restated Credit Agreement, and such Loan Documents extend thereto;

(e)	neither this Agreement nor the Amended and Restated Credit Agreement shall evidence or result in a novation of the Loan Documents to which it is a party;

(f)

all references to the “Credit Agreement” or similar references to the Existing Credit Agreement in the Loan Documents shall include, mean and be a reference to the Amended and Restated Credit Agreement without any requirement to amend such Loan Documents;

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(g)

as of the date hereof (after giving effect to the Amended and Restated Credit Agreement), the representations and warranties of each of the Reaffirmation Parties set forth in the Loan Documents to which such Reaffirmation Party is a party are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date; and

(h)	this Agreement shall be deemed to constitute a “Loan Document” under and pursuant to the Amended and Restated Credit Agreement.

5.

As security for the payment or performance, as the case may be, in full of the Obligations (as defined in the Collateral Agreement), each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties (as defined in the Collateral Agreement), a security interest in all of its right, title and interest in, to and under the Article 9 Collateral (as defined in the Collateral Agreement) which such Grantor now has or at any time hereafter may acquire any right, title or interest.

6.

Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that indicate the collateral as “all assets, whether now owned or hereafter acquired” of such Grantor or words of similar effect or of a lesser scope or with greater detail.

7.	This Agreement shall enure to the benefit of the Administrative Agent and the Secured Parties and shall be binding on the Reaffirmation Parties and their respective successors and permitted assigns.

8.	THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9.	The provisions of Sections 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Amended and Restated Credit Agreement are hereby incorporated by reference, mutatis mutandis.

10.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax or any other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NCR CORPORATION,

By:	/s/ Michael Hayford
Name:	Michael Hayford
Title:	President and Chief Executive Officer

[Signature Page to Reaffirmation Agreement]

NCR INTERNATIONAL, INC.,

By:	/s/ Leanne Cropper
Name:	Leanne Cropper
Title:	Chairman and President

[Signature Page to Reaffirmation Agreement]

Executed by NCR LIMITED acting by:

/s/ Caroline Kee
Signature of director

Director
Name of director: Caroline Kee in the presence of:

/s/ Warica McConnor
Signature of witness

Name of witness: Warica McConnor
Address: 5 Merchant Sq.W21BQ
Occupation: EA, Diego Navarrete

[Signature Page to Reaffirmation Agreement]

NCR NEDERLAND B.V.

/s/ Hendrik Antoine Wendt
Name:	Hendrik Antoine Wendt
Title:	Director

[Signature Page to Reaffirmation Agreement]

GIVEN under the Common Seal of

NCR GLOBAL SOLUTIONS LIMITED

and delivered as a deed:

/s/ John Desmond
Director John Desmond 8/28/2019
/s/ Stuart Edwards
Director Stuart Edwards 8/28/2019

[Signature Page to Reaffirmation Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

[Signature Page to Reaffirmation Agreement]